EXHIBIT 10.2

EXTENSION TO CHIEF FINANCIAL OFFICER EMPLOYMENT AGREEMENT

This Extension to Employment Agreement (the “Extension”) effective as of July 1, 2024, between MEETA VYAS, c/o NanoViricides, Inc., 1 Controls Drive, Shelton, CT 06484 (“Employee”), and NanoViricides, Inc., a corporation with offices at 1 Controls Drive, Shelton, CT 06484 (“the Company,” and collectively with the Employee, the “Parties”).

WHEREAS, the Parties entered into that certain Employment Agreement on May 31, 2013, which as, extended, expired pursuant to its terms on June 30, 2024 (the “CFO Employment Agreement”);

WHEREAS, the parties hereto desire to extend the term of the CFO Employment Agreement and to add to and/or revise the terms and conditions of the CFO Employment Agreement; and

WHEREAS, the Parties hereto desire that all other terms and conditions of the CFO Employment Agreement not specifically amended hereby will remain in full force and effect;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	Term

The term of the CFO Employment Agreement shall be extended for and additional year beyond the original Term and the CFO Employment Agreement is amended as follows:

The term of this Agreement shall commence on July 1, 2024 and shall continue for one (1) year, i.e. ending June 30, 2025, but subject to the approval of the Board of Directors, renewable annually thereafter upon approval of the Board of Directors, provided that either party can terminate the employment at any time, for any reason, upon 30 days’ notice (the “Employment Period”).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written upon.

NANOVIRICIDES, INC.		EMPLOYEE

By:	/s/ Brian Zucker	/s/ Meeta Vyas
	Name: Brian Zucker	Meeta Vyas
Title: Director